                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Wayne Bancorp, Inc.
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               (Name of Registrant as Specified In Its Charter)

                 Lori M. Beresford, Muldoon, Murphy & Faucette
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                              WAYNE BANCORP, INC.

                     1195 HAMBURG TURNPIKE . P.O. BOX 933
                         WAYNE, NEW JERSEY 07474-0933
                              TEL: (201) 305-5500
                              FAX: (201) 305-0604

                              WAYNE SAVINGS BANK
                             CONTINUES TO PERFORM

                                                               January 17, 1997

Dear Fellow Shareholder:

     In our prior letter, we briefly highlighted the performance of Wayne Bancorp, Inc.'s common stock since its initial public offering. We now have the 1996 financial results and your Board of Directors is proud to report to you on the financial performance of your company. The following are some highlights for your consideration in judging the performance of the Company and its leaders:

     INCREASE IN EARNINGS


                                  Net Income*

                           [BAR GRAPH APPEARS HERE]

                     03/31/96       06/30/96       09/30/96       12/31/96
     Net Income*       $324           $320           $549*          $635


     *For purposes of this graph, net income for the third quarter of fiscal 1996 is net of the after-tax cost of the SAIF recapitalization ($660,000) and payments made to Mr. Vanderberg in settlement of certain contractual obligations ($503,000).

 .    For the year ended 1996, net income, exclusive of the one-time charges discussed above, represents an increase of 109.9% over net income of $871,000 for 1995.

   INCREASE IN LENDING

    . First mortgage loans INCREASED 33% at December 31, 1996 since the beginning of the year.

    .     Consumer loans INCREASED 15.7% over the same period

   MARKED IMPROVEMENT IN ASSET QUALITY

    .     80.6% DECREASE in net Real Estate Owned (REO)

    . 34.7% DECREASE in non-performing loans as a percentage of gross loans from December 31, 1995 to December 31, 1996

   STOCK REPURCHASES

    . The Bank has a strong equity position, which the Board and management have sought to maximize for the benefit of the Company and its stockholders. On December 27, 1996, the Bank announced that the Company's Board of Directors authorized the Company's repurchase of up to five percent of the Company's outstanding shares over the following six month period. In making the Company's announcement, Ms. O'Connell commented, "We believe that the repurchase of the shares will enhance shareholder value as such repurchases have the effect of increasing the earnings per share and book value of the remaining shares outstanding." The Board strongly agrees with Ms. O'Connell's statement and believes that the stock repurchases will help maximize shareholder value.

   In making these strides toward a more profitable future, the Company and the Bank have been well served by its Board of Directors and Management. Your Board and Management have worked hard to build a profitable, safe and sound institution well prepared to compete in the future. WITH YOUR CONTINUED SUPPORT YOUR BOARD AND MANAGEMENT CAN CARRY ON THEIR EFFORTS TO MAKE YOUR INVESTMENT IN WAYNE EVEN MORE VALUABLE. Stock based compensation such as that provided by the Wayne Bancorp, Inc. 1996 Stock-based Incentive Plan will only serve as added incentive to allow the Company to continue to attract and retain qualified leaders committed to improving your investment.

   WE, ONCE AGAIN, THANK YOU FOR YOUR PAST AND CONTINUED SUPPORT.

   WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY--TO ENCOURAGE A STRONGER AND MORE PROFITABLE WAYNE BANCORP, INC. TOMORROW

                                  Sincerely,
                              Wayne Bancorp, Inc.
                              Board of Directors


/s/ Harold P. Cook, III      /s/ Johanna O'Connell      /s/ William J. Lloyd
------------------------     -----------------------    -----------------------
Harold P. Cook, III          Johanna O'Connell          William J. Lloyd
Chairman of the Board        President                  Director
and CEO                      and Director


/s/ David M. Collins         /s/ Thomas D. Collins      /s/ Nicholas S. Gentile, Jr.
------------------------     -----------------------    -----------------------
David M. Collins             Thomas D. Collins          Nicholas S. Gentile, Jr.
Director                     Director                   Director


/s/ Ronald Higgins           /s/ Richard Len            /s/ Charles A. Lota
------------------------     -----------------------    -----------------------
Ronald Higgins               Richard Len                Charles A. Lota
Director                     Director                   Director


   WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE SEIDMAN GROUP,
               ===         ===
EVEN AS A PROTEST VOTE AGAINST THEIR PROPOSAL.

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                            Solicitation of Proxies

    The cost of soliciting Management proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending management proxy materials to the beneficial owners of Wayne Bancorp's Common Stock. The Company has retained Regan & Associates, Inc, a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $15,000, plus reimbursement of expenses not to exceed $10,000. Approximately ten persons will be utilized by Regan & Associates, Inc. in such solicitation. The total amount estimated to be expended in connection with this proxy contest is $125,000, which excludes the amount normally expended in connection with a solicitation for similar compensation plans in the absence of a contest and costs represented by salaries and wages of regular employees and officers of the Company. Approximately $30,000 has been paid to date. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or Bank may solicit proxies personally, by telegraph, by facsimile transmission or by telephone without additional compensation
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                               - VERY IMPORTANT -

    IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE "FOR" MANAGEMENT'S INCENTIVE
    --
 PLAN, PLEASE CALL OUR PROXY SOLICITOR, REGAN & ASSOCIATES, INC., TOLL-FREE AT (800) 737-3426.

    As a "general" rule, our "WHITE" proxy should be returned ONLY in the
                                                              ----
 prepaid envelope that was supplied to you. IF your shares are held by a
                                            --
 Broker or Bank, it is necessary that your proxy instructions be returned to them FIRST, so that they can issue a vote on your behalf.

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